Exhibit 99.1

IDT Corporation Reports Fourth Quarter and Fiscal Year 2022 Results

Highest Levels of Quarterly and Full Fiscal Year Income from Operations since 2015

Highest Levels of Quarterly and Full Fiscal Year Adjusted EBITDA in Company History

Fintech and Cloud Communications Businesses Drive Gains

NEWARK, NJ — October 6, 2022: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications services, today reported results for the fourth quarter and full fiscal year 2022, the three and twelve months ended July 31, 2022.

FOURTH QUARTER AND FISCAL YEAR 2022 HIGHLIGHTS

(Throughout this release, unless otherwise noted, results for the fourth quarter of fiscal year 2022 (4Q22) are compared to the fourth quarter of fiscal year 2021 (4Q21), and results for FY2022 are compared to FY2021. All earnings per share (EPS) and other ‘per share’ results are per diluted share unless otherwise noted.)

●	Fintech and cloud communications businesses — revenue and related metrics:

○ National Retail Solutions (NRS) recurring revenue* increased 157% to $17.7 million in 4Q22. FY2022 recurring revenue increased 129% to $45.3 million. Net active POS terminals increased by approximately 1400 during 4Q22 to end the quarter with approximately 19,400;

○ BOSS Money remittance revenue increased 56% to $17.0 million in 4Q22. Transaction volume increased by 31% to 2.7 million. FY2022 revenue increased 16% to $57.5 million with transaction volume increasing 24% to 9.4 million;

○ net2phone subscription revenue* increased 37% to $15.1 million in 4Q22. Seats served increased by approximately 12,000 sequentially to end the quarter with approximately 291,000. FY2022 subscription revenue increased 38% to $53.6 million;

●	Consolidated revenue in 4Q22 decreased 16% year-over-year to $329 million from $390 million as a result of a 23% decrease in the Traditional Communications segment’s revenue. FY2022 consolidated revenue decreased 6% to $1,364 million from $1,447 million;

●	Consolidated income from operations in 4Q22 increased 13% to $19.2 million from $16.9 million. FY2022 income from operations increased 6% to $60.1 million from $57.0 million;

●	Net income attributable to IDT in 4Q22 decreased to $17.2 million from $38.7 million. FY2022 net income attributable to IDT decreased to $27.0 million from $96.5 million. The quarterly and full-year decreases resulted from the positive impacts of reversals of income tax valuation allowances totaling $22.4 million in 4Q21 and $46.3 million in FY2021, and, for the full fiscal year, net unrealized losses on equity investments of $19.2 million in FY2022 compared to net unrealized gains of $8.8 million in FY2021;

(Adjusted EBITDA, Non-GAAP net income and Non-GAAP EPS are Non-GAAP measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures later in this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measure. Please see the final page of this release for the explanation of asterisked key performance metrics.)

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●	EPS decreased to $0.66 in 4Q22 from $1.46. In FY2022, EPS decreased to $1.03 from $3.70. The quarterly and full-year decreases resulted from the positive impacts of reversals of income tax valuation allowances totaling $0.84 per share in 4Q21 and $1.78 per share in FY2021, and, for the full fiscal year, net unrealized losses on equity investments of $0.73 per share in FY2022 compared to net unrealized gains of $0.34 per share in FY2021;

●	Consolidated Adjusted EBITDA in 4Q22 increased 9% to $24.1 million from $22.2 million. FY2022 Adjusted EBITDA increased 6% to $79.1 million from $74.5 million;

●	Non-GAAP EPS in 4Q22 increased to $0.70 from $0.66. FY2022 Non-GAAP EPS decreased to $1.19 from $1.98;

●	IDT repurchased 554,744 shares of its Class B common stock in the open market for $13.4 million during 4Q22.

REMARKS BY SHMUEL JONAS, CEO

“In the fourth quarter and for the full 2022 fiscal year, our high-margin, rapidly growing fintech and cloud communications businesses delivered impressive year-over-year and sequential results. For several years we have invested in these businesses to develop the next generation of IDT’s value creation. This transformation helped drive IDT’s consolidated quarterly and annual Adjusted EBITDA to their highest levels in our history.

“Looking ahead, we anticipate that the continued growth of these high-margin fintech and cloud communications businesses and of our Mobile Top-Up offerings will further, significantly improve IDT’s consolidated Adjusted EBITDA, more than offsetting the continued decreasing contributions that we expect from the BOSS Revolution Calling and IDT Global businesses within our lower margin Traditional Communications segment.”

CONSOLIDATED RESULTS

Results (in millions, except EPS)	4Q22	3Q22	4Q21	4Q22 - 4Q21 change (%/$)	FY 2022	FY 2021	FY2022 -FY2021 change (%/$)
Revenue	$329	$328	$390	(15.7)%	$1,364	$1,447	(5.7)%
Direct cost of revenue	$238	$248	$311	(23.5)%	$1,034	$1,154	(10.4)%
SG&A expense	$67	$63	$57	+17.0%	$250	$218	+14.6%
Depreciation and amortization	$4.8	$4.5	$4.4	+9.1%	$18.1	$17.8	+2.0%
Other operating (expense) gain, net	$(0.1)	$(0.2)	$(0.8)	+$0.7	$(0.8)	$0.7	$(1.6)
Income from operations	$19.2	$13.3	$16.9	+13.2%	$60.1	$57.0	+5.5%
Net income attributable to IDT	$17.2	$4.8	$38.7	(55.5)%	$27.0	$96.5	(72.0)%
Adjusted EBITDA	$24.1	$18.0	$22.2	+8.9%	$79.1	$74.5	+$6.3%
EPS	$0.66	$0.18	$1.46	$(0.80)	$1.03	$3.70	$(2.67)
Non-GAAP net income	$18.2	$6.0	$17.4	+4.7%	$31.4	$51.5	(39.0)%
Non-GAAP EPS	$0.70	$0.23	$0.66	+$0.04	$1.19	$1.98	$(0.79)

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RESULTS BY SEGMENT

	Fintech				net2phone				Traditional Communications
(in millions)	4Q22	4Q21	FY22	FY21	4Q22	4Q21	FY22	FY21	4Q22	4Q21	FY22	FY21
Revenue	$36.2	$19.1	$108.8	$74.3	$16.2	$12.5	$58.2	$44.5	$276.2	$358.4	$1,197.1	$1,328.1
Direct cost of revenue	$10.0	$7.5	$32.7	$26.2	$2.5	$2.4	$10.1	$8.7	$225.4	$301.1	$991.7	$1,119.2
SG&A expense	$20.0	$14.1	$68.0	$47.9	$14.0	$12.7	$54.2	$46.1	$30.8	$28.3	$120.5	$116.9
Income (loss) from operations	$5.4	$(2.9)	$5.3	$(1.5)	$(1.8)	$(4.0)	$(11.1)	$(15.5)	$17.5	$26.0	$74.8	$81.3
Adjusted EBITDA	$6.2	$(2.5)	$8.0	$0.2	$(0.4)	$(2.6)	$(6.1)	$(10.3)	$20.0	$29.0	$85.0	$92.1
Capital expenditures	$4.6	$0.7	$8.3	$4.4	$0.6	$1.1	$4.6	$5.4	$2.1	$1.6	$7.5	$7.0

Fintech

Fintech comprises two primary businesses: 1) National Retail Solutions (NRS), an operator of a nationwide point-of-sale (POS) retail network providing merchant services, digital out-of-home (DOOH) advertising, transaction data, and ancillary services, and 2) BOSS Money, a provider of international money remittances.

In 4Q22 and 4Q21, the Fintech segment accounted for 11.0% and 4.9% of IDT’s consolidated revenue, respectively. In FY2022 and FY2021, the Fintech segment accounted for 8.0% and 5.1% of consolidated revenue, respectively.

NRS Results (Revenue, except per terminal figures, $ in thousands. Terminal and accounts at end of period)
	4Q22	3Q22	4Q21	4Q22-4Q21 change %	FY 2022	FY 2021	FY2022 -FY2021 change %
NRS KPIs
POS terminals	19,400	17,900	14,000	+38%
Payment processing accounts	10,300	9,200	5,800	+77%

NRS recurring revenue
Advertising and data	$10,316	$3,729	$3,064	+237%	$22,252	$8,713	+155%
Merchant services and other	5,766	4,765	2,866	+101%	17,454	7,805	+124%
SaaS fees	1,591	1,462	950	+68%	5,558	3,232	+72%
Total recurring revenue	$17,673	$9,956	$6,879	+157%	$45,263	$19,750	+129%
POS terminal sales	1,551	1,427	1,338	+16%	6,036	4,999	+21%
Total NRS Revenue	$19,224	$11,383	$8,217	+134%	$51,299	$24,748	+107%

Monthly average recurring revenue per terminal*	$316	$193	$169	+87%

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NRS Take-Aways:

●	As of July 31, 2022, NRS’ POS terminal network comprised approximately 19,400 active POS terminals, an increase of 38% compared to a year earlier, and approximately 10,300 payment processing accounts, an increase of 77% compared to a year earlier;

●	NRS recurring revenue increased 157% in 4Q22 to $17.7 million from $6.9 million in 4Q21. FY2022 recurring revenue increased 129% to $45.3 million from $19.8 million in FY2021;

●	NRS monthly average recurring revenue per terminal increased to $316 from $169;

●	In August 2022, NRS and Bringg, a leading delivery management platform provider, announced a partnership to enable NRS retailers nationwide to source and manage external delivery providers for home delivery services utilizing Bringg’s delivery hub.

BOSS Money Take-Aways:

●	Transaction volumes in 4Q22 increased 31% to 2.67 million from 2.04 million. FY2022 transaction volumes increased 24% to 9.37 million from 7.54 million.

●	Revenue increased 56% in 4Q22 to $17.0 million from $10.9 million. FY2022 revenue increased 16% to $57.5 million from $49.6 million. The robust 4Q22 increase resulted from accelerated growth in transaction volumes as well as higher average revenue per transaction*;

●	Average revenue per transaction in 4Q22 increased 19% to $6.35 from $5.33. The increase was driven by the development and introduction of new platform functionalities enabling more flexible and granular pricing strategies. In FY2022, average revenue per transaction decreased 7% to $6.13 from $6.57 as a result of elevated foreign exchange revenues realized during the first half of fiscal 2021 from favorable, transitory market conditions;

●	During 4Q22, BOSS Money announced an expansion of service to Ethiopia by offering direct deposit to approximately 40 million Ethiopian bank accounts through an agreement with Terra Pay, a global mobile-first payments provider. More recently, BOSS Money initiated a collaboration with United Bank for Africa (UBA) to enable customers to send U.S. dollars for direct deposit at any of the approximately 20 million UBA accounts in Nigeria.

net2phone

In 4Q22 and 4Q21, the net2phone segment accounted for 4.9% and 3.2% of IDT’s consolidated revenue, respectively. In FY2022 and FY2021, the net2phone segment accounted for 4.3% and 3.1% of consolidated revenue, respectively.

net2phone Take-aways:

●	Total seats on July 31, 2022 increased 4% to 291,000 from 279,000 on April 30, 2022. Seats increased 29% from 226,000 a year earlier. The year-over-year increase included 7,000 seats added through the Integra CCaaS acquisition in 3Q22;

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●	Subscription revenue in 4Q22 increased 37% to $15.1 million from $11.0 million, led by strong growth in both net2phone’s South and North American regions. FY2022 subscription revenue increased 38% to $53.6 million from $38.8 million in FY2021. Revenue per seat increased robustly in both South and North America — the former despite the strengthening of the US dollar relative to most South American currencies — as net2phone focused on higher-value customers and channel partners;

●	During 4Q22, net2phone announced a partnership with TeleBermuda International Limited (TBi) to provide its UCaaS solutions to TBi’s business customers. net2phone also announced a strategic partnership with UPSTACK to enable UPSTACK’s expert advisors to offer net2phone’s cloud communication solutions to clients;

●	Following the close of the fiscal year, net2phone was named a UCaaS growth and innovation leader in Latin America and the Caribbean by Frost & Sullivan, which placed net2phone in the top quadrant of the Frost RadarTM: Unified Communications as a Service Market in Latin America and the Caribbean, 2022. During 4Q22, netphone’s UCaaS offering was recognized as one of the 10 Most Promising Unified Communication Solutions in 2022 by CIOReview, a leading publication for business technology leaders.

Traditional Communications

In 4Q22 and 4Q21, the Traditional Communications segment accounted for 84.1% and 91.9% of IDT’s consolidated revenue, respectively. In FY2022 and FY2021, the Traditional Communications segment accounted for 87.7% and 91.8% of consolidated revenue, respectively.

Traditional Communications Take-Aways:

●	Mobile Top-Up (MTU) revenue in 4Q22 decreased 18% to $112.6 million from $136.6 million. The decrease reflects a sudden, industry-wide deterioration in a key corridor that was particularly impactful in the wholesale and retail channels. In FY2022, revenue increased 3% to $473.2 million from $461.6 million in FY2021 led by increased sales of bundled offerings;

●	BOSS Revolution Calling revenue in 4Q22 decreased 20% to $90.2 million from $112.6 million. In FY2022, revenue decreased 15% to $387.9 million from $455.2 million in FY2021. The decreases reflect the long-standing industry-wide decline in the paid minute calling markets that paused during the initial stages of the COVID pandemic but have since accelerated;

●	IDT Global’s carrier services revenue in 4Q22 decreased 35% to $62.9 million from $97.4 million. FY2022 revenue decreased 19% to $292.3 million from $361.0 million in FY2021;

●	Decreases in BOSS Revolution Calling and IDT Global revenues have been heavily skewed toward lower margin corridors and/or distribution channels, mitigating their bottom-line impacts. Management anticipates, however, that both offerings will continue to generate significant, though uneven, revenue decreases for the foreseeable future and that, gradually, a larger proportion of these decreases will impact Traditional Communications’ bottom line results.

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NOTES ON FINANCIAL STATEMENTS

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense was $1.7 million in both 4Q22 and 4Q21. FY2022 corporate SG&A increased to $7.8 million from $7.5 million in FY2021.

As of July 31, 2022, IDT held $137.7 million in cash, cash equivalents, debt securities, and current equity investments. Current assets totaled $362.6 million and current liabilities totaled $305.1 million, and IDT had no outstanding debt.

Net cash provided by operating activities during 4Q22 was $16.1 million compared to $28.5 million during 4Q21. Exclusive of changes in customer deposit balances at our Gibraltar-based bank, net cash provided by operating activities during 4Q22 was $22.3 million compared to $24.3 million during 4Q21. FY2022 net cash provided by operating activities was $29.4 million compared to $66.6 million in FY2021. Exclusive of changes in customer deposit balances, net cash provided by operating activities during FY2022 was $45.4 million compared to $73.5 million during FY2021.

Capital expenditures increased to $8.1 million in 4Q22 from $3.3 million in 4Q21. Capital expenditures increased to $21.9 million in FY2022 from $16.8 million in FY2021.

IDT EARNINGS ANNOUNCEMENT & SUPPLEMENTAL INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results, outlook, and strategy followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and request the IDT Corporation call (participant access code: 657260).

A replay of the conference call will be available approximately three hours after the call concludes through October 20, 2022. To access the call replay, dial 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and provide this replay number: 46269. The replay will also be accessible via streaming audio at the IDT investor relations website.

ABOUT IDT:

IDT Corporation (NYSE: IDT) is a global provider of fintech, cloud, and traditional communications services. We make it easy for families to communicate and support each other across international borders. We also enable businesses to transact and communicate with their customers with enhanced intelligence and insight.

Our BOSS Money international remittance and BOSS Revolution international calling services make sending money and speaking with friends and family around the world convenient and reliable. National Retail Solutions’ (NRS) point-of-sale retail network enables independent retailers to operate and process transactions more effectively while providing advertisers and consumer marketers with unprecedented reach into underserved consumer markets. net2phone’s communications-as-a-service solutions provide businesses with intelligently integrated cloud communications and collaboration tools across channels and devices. Our IDT Global and IDT Express wholesale offerings enable communications service enterprises to provision and manage international voice and SMS services.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT:

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

6

IDT CORPORATION
CONSOLIDATED BALANCE SHEETS

July 31 (in thousands)	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,352	$107,147
Restricted cash and cash equivalents	91,210	119,769
Debt securities	22,303	14,012
Equity investments	17,091	42,434
Trade accounts receivable, net of allowance for doubtful accounts of $5,882 and $4,438 at July 31, 2022 and 2021, respectively	64,315	46,644
Disbursement prefunding	21,057	27,656
Prepaid expenses	17,526	13,694
Other current assets	30,773	16,779
TOTAL CURRENT ASSETS	362,627	388,135
Property, plant, and equipment, net	36,866	30,829
Goodwill	26,380	14,897
Other intangibles, net	9,609	7,578
Equity investments	7,426	11,654
Operating lease right-of-use assets	7,210	7,671
Deferred income tax assets, net	36,701	41,502
Other assets	10,275	10,389
TOTAL ASSETS	$497,094	$512,655
LIABILITIES AND EQUITY CURRENT LIABILITIES:
Trade accounts payable	$29,080	$24,502
Accrued expenses	117,109	129,085
Deferred revenue	36,531	42,293
Customer deposits	85,764	115,524
Other current liabilities	36,588	27,930
TOTAL CURRENT LIABILITIES	305,072	339,334
Operating lease liabilities	4,606	5,473
Other liabilities	6,588	1,234
TOTAL LIABILITIES	316,266	346,041
Commitments and contingencies
Redeemable noncontrolling interest	10,191	—
EQUITY:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at July 31, 2022 and 2021	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 27,725 and 26,379 shares issued and 24,112 and 24,187 shares outstanding at July 31, 2022 and 2021, respectively	277	264
Additional paid-in capital	296,005	278,021
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 3,613 and 2,192 shares of Class B common stock at July 31, 2022 and 2021, respectively	(101,565)	(60,413)
Accumulated other comprehensive loss	(11,305)	(10,183)
Accumulated deficit	(15,830)	(42,858)
Total IDT Corporation stockholders’ equity	167,615	164,864
Noncontrolling interests	3,022	1,750
TOTAL EQUITY	170,637	166,614
TOTAL LIABILITIES AND EQUITY	$497,094	$512,655

7

IDT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

Year ended July 31 (in thousands, except per share data)	2022	2021	2020
	(unaudited)
REVENUES	$1,364,057	$1,446,990	$1,345,769
COSTS AND EXPENSES:
Direct cost of revenues (exclusive of depreciation and amortization)	1,034,430	1,154,048	1,084,009
Selling, general and administrative (i)	250,481	218,467	214,846
Depreciation and amortization	18,115	17,764	20,406
Severance	116	452	3,503
TOTAL COSTS AND EXPENSES	1,303,142	1,390,731	1,322,764
Other operating (expense) gain, net	(826)	731	(5,063)
Income from operations	60,089	56,990	17,942
Interest income, net	146	318	1,043
Other (expense) income, net	(25,352)	7,916	(1,267)
Income before income taxes	34,883	65,224	17,718
(Provision for) benefit from income taxes	(5,878)	31,667	3,700
NET INCOME	29,005	96,891	21,418
Net (income) loss attributable to noncontrolling interests	(1,977)	(416)	12
NET INCOME ATTRIBUTABLE TO IDT CORPORATION	$27,028	$96,475	$21,430

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$1.05	$3.78	$0.82
Diluted	$1.03	$3.70	$0.81

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,791	25,495	26,278
Diluted	26,356	26,053	26,441

(i) Stock-based compensation included in selling, general and administrative expenses	$1,930	$1,490	$3,856

8

IDT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2022	2021	2020
	(unaudited)
OPERATING ACTIVITIES
Net income	$29,005	$96,891	$21,418
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	18,115	17,764	20,406
Deferred income taxes	4,801	(32,793)	(3,805)
Provision for doubtful accounts receivable	2,330	1,782	3,109
Net unrealized loss (gain) from marketable securities	18,960	(3,262)	(140)
Stock-based compensation	1,930	1,490	3,856
Other	3,379	(4,096)	492
Changes in assets and liabilities:
Trade accounts receivable	(21,322)	(3,728)	11,702
Disbursement prefunding, prepaid expenses, other current assets, and other assets	(8,003)	(2,247)	(1,719)
Trade accounts payable, accrued expenses, other current liabilities, and other liabilities	(1,110)	(264)	(12,081)
Customer deposits at IDT Financial Services Limited (Gibraltar-based bank)	(15,966)	(6,906)	(70,401)
Deferred revenue	(2,712)	1,989	(2,428)
Net cash provided by (used in) operating activities	29,407	66,620	(29,591)
INVESTING ACTIVITIES
Capital expenditures	(21,879)	(16,765)	(16,041)
Payments for acquisitions, net of cash acquired	(7,552)	(3,673)	(450)
Cash acquired from acquisition of interest in variable interest entity	—	3,336	—
Purchase of Rafael Holdings, Inc. Class B common stock and warrant	—	(5,000)	—
Exercise of warrant to purchase shares of Rafael Holdings, Inc. Class B common stock	—	(1,000)	—
Purchase of convertible preferred stock in equity method investment	(1,051)	(4,000)	—
Purchases of debt securities and equity investments	(24,454)	(43,187)	(22,429)
Proceeds from maturities and sales of debt securities and redemption of equity investments	21,157	26,230	6,457
Net cash used in investing activities	(33,779)	(44,059)	(32,463)
FINANCING ACTIVITIES
Distributions to noncontrolling interests	(514)	(848)	(934)
Payment for acquisition of warrant in variable interest entity	—	(791)	—
Proceeds from other liabilities	2,301	729	—
Repayment of other liabilities	(1,319)	(108)	(510)
Proceeds from sale of redeemable equity in subsidiary	10,000	—	—
Proceeds from note payable	—	—	10,000
Repayment of note payable	—	—	(10,000)
Proceeds from borrowings under revolving credit facility	2,566	—	1,429
Repayments of borrowings under revolving credit facility	(2,566)	—	(1,429)
Proceeds from exercise of stock options	137	687	276
Repurchases of Class B common stock	(26,222)	(4,192)	(4,482)
Net cash used in financing activities	(15,617)	(4,523)	(5,650)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	(17,365)	7,656	11,727
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(37,354)	25,694	(55,977)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of year	226,916	201,222	257,199
Cash, cash equivalents, and restricted cash and cash equivalents at end of year	$189,562	$226,916	$201,222
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest	$461	$486	$388
Cash payments made for income taxes	$109	$193	$60
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES
Liabilities incurred for acquisitions	$7,849	$628	$375
Shares of the Company’s Class B common stock issued for acquisition	$1,000	$—	$—
Cashless exercise of stock options in exchange for shares of the Company’s Class B common stock	$14,930	$—	$—
Stock issued for matching contributions to the 401(k) Plan	$—	$1,042	$—

9

Reconciliation of Non-GAAP Financial Measures for the

Fourth Quarter and Full Fiscal Years 2022 and 2021

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed, for 4Q22, 3Q22, 4Q21, and the full fiscal years 2022 and 2021, Adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per diluted share (EPS), all of which are non-GAAP measures. Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of non-GAAP net income starts with net income in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expense, and deducts the release of valuation allowance on deferred tax assets and other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2022 and fiscal 2021 periods.

IDT’s measure of non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares.

Management believes that IDT’s Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

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Other operating (expense) gain, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS. Other operating (expense) gain, net includes legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ putative class action and derivative complaint, expense for the indemnification of a net2phone cable telephony customer related to patent infringement claims brought against the customer, a gain from the write-off of a contingent consideration liability, expense for other legal and regulatory matters, and a gain from the sale of IDT’s rights under a class action lawsuit. From time-to-time, IDT may have gains or incur costs related to non-routine legal and regulatory matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP net income and non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

In 4Q21 and 3Q21, due to continued and projected profitability, IDT was able to release a portion of its valuation allowance that was recorded against its deferred tax assets. These income tax benefits were excluded from IDT’s non-GAAP net income and non-GAAP EPS because they were only indirectly related to the results of IDT’s core operations.

Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, (b) for non-GAAP net income, net income, and (c) for non-GAAP EPS, diluted earnings per share.

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	Fintech	Corporate
Three Months Ended July 31, 2022 (4Q22)
Net income attributable to IDT Corporation	$17.2
Adjustments:
Net income attributable to noncontrolling interests	0.7
Net income	18.0
Benefit from income taxes	-
Income before income taxes	18.0
Interest expense, net	0.1
Other expense, net	1.1
Income (loss) from operations	19.2	$17.5	$(1.8)	$5.4	$(1.9)
Depreciation and amortization	4.8	2.5	1.4	0.9	-
Other operating expense, net	0.1	-	-	-	0.1
Adjusted EBITDA	$24.1	$20.0	$(0.4)	$6.2	$(1.7)

	Total IDT Corporation	Traditional Communica-tions	net2phone	Fintech	Corporate
Three Months Ended April 30, 2022 (3Q22)
Net income attributable to IDT Corporation	$4.8
Adjustments:
Net income attributable to noncontrolling interests	0.3
Net income	5.1
Provision for income taxes	3.2
Income before income taxes	8.3
Interest income, net	(0.1)
Other expense, net	5.1
Income (loss) from operations	13.3	$17.4	$(2.3)	$0.2	$(2.0)
Depreciation and amortization	4.5	2.5	1.3	0.7	-
Other operating expense, net	0.2	-	-	-	0.2
Adjusted EBITDA	$18.0	$19.9	$(0.9)	$0.8	$(1.8)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Traditional Communica-tions	net2phone	Fintech	Corporate
Three Months Ended July 31, 2021 (4Q21)
Net income attributable to IDT Corporation	$38.7
Adjustments:
Net income attributable to noncontrolling interests	0.2
Net income	38.9
Benefit from income taxes	(19.5)
Income before income taxes	19.3
Interest income, net	(0.1)
Other income, net	(2.3)
Income (loss) from operations	16.9	$26.0	$(4.0)	$(2.9)	$(2.1)
Depreciation and amortization	4.4	2.5	1.4	0.5	-
Other operating expense, net	0.8	0.4	-	-	0.4
Adjusted EBITDA	$22.2	$29.0	$(2.6)	$(2.5)	$(1.7)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	Fintech	Corporate
Year Ended July 31, 2022 (FY 2022)
Net income attributable to IDT Corporation	$27.0
Adjustments:
Net income attributable to noncontrolling interests	2.0
Net income	29.0
Provision for income taxes	5.9
Income before income taxes	34.9
Interest income, net	(0.1)
Other expense, net	25.4
Income (loss) from operations	60.1	$74.8	$(11.1)	$5.3	$(8.9)
Depreciation and amortization	18.1	9.9	5.4	2.7	0.1
Severance expense	0.1	0.1	-	-	-
Other operating expense (gain), net	0.8	0.1	(0.3)	-	1.0
Adjusted EBITDA	$79.1	$85.0	$(6.1)	$8.0	$(7.8)

	Total IDT Corporation	Traditional Communica-tions	net2phone	Fintech	Corporate
Year Ended July 31, 2021 (FY 2021)
Net income attributable to IDT Corporation	$96.5
Adjustments:
Net income attributable to noncontrolling interests	0.4
Net income	96.9
Benefit from income taxes	(31.7)
Income before income taxes	65.2
Interest income, net	(0.3)
Other income, net	(7.9)
Income (loss) from operations	57.0	$81.3	$(15.5)	$(1.5)	$(7.4)
Depreciation and amortization	17.8	10.9	5.1	1.8	0.1
Severance expense	0.5	0.5	-	-	-
Other operating (gain) expense, net	(0.7)	(0.6)	0.1	-	(0.2)
Adjusted EBITDA	$74.5	$92.1	$(10.3)	$0.2	$(7.5)

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IDT Corporation

Reconciliations of Net Income to Non-GAAP Net Income and Earnings per share to Non-GAAP EPS

(unaudited) in millions, except per share data. Figures may not foot due to rounding to millions.

	4Q22	3Q22	4Q21	FY 2022	FY 2021

Net income	$18.0	$5.1	$38.9	$29.0	$96.9
Adjustments (add) subtract:
Stock-based compensation	(0.1)	(1.2)	(0.3)	(1.9)	(1.5)
Severance expense	-	-	-	(0.1)	(0.5)
Other operating (expense) gain, net	(0.1)	(0.2)	(0.8)	(0.8)	0.7
Release of DTA valuation allowance	-	-	22.4	-	46.4
Total adjustments	(0.2)	(1.4)	21.3	(2.8)	45.1
Income tax effect of total adjustments	-	(0.5)	(0.2)	(0.4)	(0.3)
	0.2	0.9	(21.5)	2.4	(45.4)
Non-GAAP net income	$18.2	$6.0	$17.4	$31.4	$51.5

Earnings per share:
Basic	$0.66	$0.18	$1.52	$1.05	$3.78
Total adjustments	0.04	0.05	(0.84)	0.17	(1.76)
Non-GAAP - basic	$0.70	$0.23	$0.68	$1.22	$2.02

Weighted-average number of shares used in calculation of basic earnings per share	26.0	25.9	25.6	25.8	25.5

Diluted	$0.66	$0.18	$1.46	$1.03	$3.70
Total adjustments	0.04	0.05	(0.80)	0.16	(1.72)
Non-GAAP - diluted	$0.70	$0.23	$0.66	$1.19	$1.98

Weighted-average number of shares used in calculation of diluted earnings per share	26.1	26.2	26.5	26.4	26.1

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*Explanation of Key Performance Metrics

NRS’ Monthly Average Recurring Revenue per Terminal is a financial metric. Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue by the average number of active POS terminals during the period. NRS’ recurring revenue is NRS’ revenue in accordance with GAAP excluding revenue from POS terminal sales. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Monthly Average Recurring Revenue per Terminal is useful for comparisons of NRS’ revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

BOSS Money’s Average Revenue per Transaction is also a financial metric. Average Revenue per Transaction is calculated by dividing BOSS Money’s revenue in accordance with GAAP by the number of transactions during the period. Average Revenue per Transaction is useful for comparisons of BOSS Money’s revenue per transaction to prior periods and to competitors and others in the market, as well as for forecasting future revenue based on transaction trends.

net2phone’s cloud communications offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues are strong indications of the top-line growth and performance of the business.

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